Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $25.1 Million

for the Third Quarter of 2023

Third Quarter 2023 Highlights

•	Net income of $25.1 million, or $1.49 per diluted share
•	Adjusted net income (non-GAAP) of $25.4 million, or $1.51 per diluted share
•	Net interest income of $55.3 million, up 3.9% from the second quarter
•	NIM (TEY)(non-GAAP) of 3.31% increased by 2 basis points from the prior quarter while Adjusted NIM (TEY)(non-GAAP) of 3.28% remained static
•	Capital Markets Revenue of $15.6 million and $55.1 million year-to-date
•	Tangible book value (non-GAAP) per share increased $0.34, or 3.4% annualized

Moline, IL, October 25, 2023 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $25.1 million and diluted earnings per share (“EPS”) of $1.49 for the third quarter of 2023, compared to net income of $28.4 million and diluted EPS of $1.69 for the second quarter of 2023.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the third quarter of 2023 were $25.4 million and $1.51, respectively. For the second quarter of 2023, adjusted net income (non-GAAP) was $28.4 million and adjusted diluted EPS (non-GAAP) was $1.69. For the third quarter of 2022, adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $28.9 million and $1.69, respectively.

	For the Quarter Ended
	September 30,	June 30,	September 30,
$ in millions (except per share data)	2023	2023	2022
Net Income	$25.1	$28.4	$29.3
Diluted EPS	$1.49	$1.69	$1.71
Adjusted Net Income (non-GAAP)*	$25.4	$28.4	$28.9
Adjusted Diluted EPS (non-GAAP)*	$1.51	$1.69	$1.69

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered solid third quarter results, highlighted by a static net interest margin, robust loan growth and significant fee income,” said Larry J. Helling, Chief Executive Officer. “In addition, our deposit base is stable, our capital ratios are strong, and our asset quality remains sound. Our third quarter and year-to-date results demonstrate the continued strength of our franchise, our commitment to relationship banking and the successful execution of our strategic initiatives.”

Net Interest Income Grew 3.9%

Net interest income for the third quarter of 2023 totaled $55.3 million, an increase of $2.1 million from the second quarter, and compared to $60.8 million for the third quarter of 2022. Acquisition-related net accretion totaled $539 thousand for the third quarter of 2023, compared to $134 thousand in the second quarter.

In the third quarter of 2023, net interest margin (“NIM”) was 2.89% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.31%, compared to 2.93% and 3.29% in the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.28% was unchanged.

“Our adjusted tax-equivalent NIM was static on a linked-quarter basis, which was at the top end of our guidance range,” said Todd A. Gipple, President and Chief Financial Officer. “During the quarter, our loan yield expansion accelerated while we experienced a more modest increase in our cost of funds with a slowing in the shift of the composition of our deposits from noninterest and lower beta deposits to higher beta deposits. We are pleased to see this stabilization of our deposit mix and believe that it will continue to benefit our net interest margin going forward.”

Noninterest Income of $26.6 Million Including $15.6 Million of Capital Markets Revenue

Noninterest income for the third quarter of 2023 totaled $26.6 million, down from the very strong $32.5 million for the second quarter of 2023. The Company generated $15.6 million of capital markets revenue in the quarter, as compared to the outsized performance of $22.5 million in the prior quarter. Wealth management revenue was $3.8 million for the quarter, consistent with the prior quarter.

“Capital markets revenue was $15.6 million in the third quarter, which outperformed our annualized guidance range,” added Mr. Gipple. “Capital markets revenue from swaps continues to benefit from the strong demand for affordable housing. This source of fee income has been consistent for the past several years. Based on decades of stability in the low-income housing tax credit industry and our own experience, we believe that this business will perform well throughout various economic cycles.”

Noninterest Expenses Remain Well-Controlled

Noninterest expense for the third quarter of 2023 totaled $51.1 million, an increase of 2.8% from $49.7 million for the second quarter of 2023, compared to $47.7 million for the third quarter of 2022. The linked-quarter increase was primarily due to higher variable employee compensation related to year-to-date performance, increased professional and data processing fees and other expenses related to fixed asset disposals. These increases were partially offset by lower advertising and marketing expenses.

Continued Strong Loan Growth

During the third quarter of 2023, the Company’s total loans and leases grew $227.0 million to a total of $6.6 billion, or 14.2% on an annualized basis. “Our loan growth during the quarter was driven primarily by strength in our low-income housing tax credit lending business as well as growth in our traditional lending business. Our low-income housing tax credit clients continue to experience strong demand for their projects as the need for affordable housing far exceeds supply,” added Mr. Helling.

“While our third quarter loan growth was exceptional, we are maintaining our guidance for growth in loans held for investment for the fourth quarter to be in the range of 9 to 12% on an annualized basis as our pipeline continues to be strong,” stated Mr. Helling. “As we have previously discussed, we have two low-income housing tax credit loan securitizations scheduled to close in the fourth quarter, a tax-exempt pool of $130 million and a taxable pool totaling $135 million. Both are now scheduled for closing prior to the end of November. We plan to continue to utilize securitizations on an ongoing basis as we view this as an effective tool in managing our liquidity and capital. It will also provide ongoing capacity for continued low-income housing tax credit production and the corresponding capital markets revenue that we generate from this business,” added Mr. Helling.

Asset Quality Remains Strong

“Our asset quality continues to be strong as the ratio of nonperforming assets to total assets was 0.41% at quarter-end and compares favorably to our long-term historical averages. We remain optimistic about the resilience of our Midwest markets as unemployment remains below the national average and business activity has continued at a healthy pace across our footprint,” said Mr. Helling.

Nonperforming assets (“NPAs”) increased $8.5 million during the quarter to $34.7 million. “The majority of the increase in NPAs was driven by three client relationships from unrelated industries. Approximately one-third of our NPAs consist of one relationship and we believe that this credit will be resolved without a loss,” added Mr. Helling. The Company’s criticized loans and classified loans to total loans and leases on September 30, 2023 were 2.98% and 1.05%, respectively, as compared to 2.84% and 1.00% as of June 30, 2023.

The Company recorded a total provision for credit losses of $3.8 million during the quarter which included $3.3 million of provision for loans/leases primarily driven by loan growth during the quarter. As of September 30, 2023, the allowance for credit losses to total loans/leases held for investment was 1.39%.

Stable Core Deposits and Liquidity

During the third quarter of 2023, the Company’s core deposits, which exclude brokered deposits, remained relatively stable. Core deposits decreased slightly by $9.0 million, or 0.1%, after growing $339.3 million, or 23.0% on an annualized basis during the second quarter of 2023. Total uninsured and uncollateralized deposits remain low at 20.1% of total deposits as of the end of the third quarter as compared to 19.9% as of the end of the second quarter. The Company maintained approximately $3.0 billion of available liquidity sources at quarter-end, which includes $1.1 billion of immediately available liquidity.

Continued Strong Capital Levels

As of September 30, 2023, the Company’s total risk-based capital ratio was 14.40%, the common equity tier 1 ratio was 9.63% and the tangible common equity to tangible assets ratio (non-GAAP) was 8.05%. By comparison, these respective ratios were 14.69%, 9.73% and 8.28% as of June 30, 2023. The Company remains focused on growing capital and targeting capital levels in the top quartile of the Company’s peer group.

The Company’s tangible book value per share (non-GAAP) increased $0.34, or 3.4% annualized during the third quarter. Accumulated other comprehensive income (“AOCI”) declined $19.4 million during the quarter due to a decrease in the value of the Company’s available for sale securities portfolio and certain derivatives resulting from the change in interest rates during the third quarter. While the net decline in AOCI diluted the Company’s tangible common equity, strong earnings more than offset this impact, which led to the increase in tangible book value per share (non-GAAP).

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 26, 2023, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through November 2, 2023. The replay access information is 877-344-7529 (international 412-317-0088); access code 7582498. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly owned subsidiary, m2 Equipment Finance, LLC, based in Brookfield, Wisconsin, and also provides correspondent banking services. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of September 30, 2023, the Company had $8.5 billion in assets, $6.6 billion in loans and $6.5 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out and the recent potential additional rate increases by the Federal Reserve); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversity their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xixi) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President and Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$104,265	$84,084	$64,295	$59,723	$86,282
Federal funds sold and interest-bearing deposits	80,650	175,012	253,997	124,270	71,043
Securities, net of allowance for credit losses	896,394	882,888	877,446	928,102	879,450
Loans receivable held for sale (1)	278,893	295,057	140,633	1,480	3,054
Loans/leases receivable held for investment	6,327,414	6,084,263	6,049,389	6,137,391	6,005,556
Allowance for credit losses	(87,669)	(85,797)	(86,573)	(87,706)	(90,489)
Intangibles	14,537	15,228	15,993	16,759	17,546
Goodwill	139,027	139,027	138,474	137,607	137,607
Derivatives	291,295	170,294	130,350	177,631	185,037
Other assets	495,251	466,617	452,900	453,580	434,963
Total assets	$8,540,057	$8,226,673	$8,036,904	$7,948,837	$7,730,049

Total deposits	$6,494,852	$6,606,720	$6,501,663	$5,984,217	$5,941,035
Total borrowings	712,126	418,368	417,480	825,894	701,491
Derivatives	320,220	195,841	150,401	200,701	209,479
Other liabilities	184,476	183,055	165,866	165,301	140,972
Total stockholders' equity	828,383	822,689	801,494	772,724	737,072
Total liabilities and stockholders' equity	$8,540,057	$8,226,673	$8,036,904	$7,948,837	$7,730,049

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial - revolving	$299,588	$304,617	$307,612	$296,869	$332,996
Commercial and industrial - other	1,381,967	1,308,853	1,322,384	1,371,590	1,342,949
Commercial and industrial - other - LIHTC	105,601	93,700	97,947	80,103	73,047
Total commercial and industrial	1,787,156	1,707,170	1,727,943	1,748,562	1,748,992
Commercial real estate, owner occupied	610,618	609,717	616,922	629,367	627,558
Commercial real estate, non-owner occupied	938,609	946,427	978,309	958,825	919,966
Commercial real estate, non-owner occupied - LIHTC	16,943	17,387	4,407	4,414	910
Construction and land development	472,695	437,682	448,261	448,986	444,016
Construction and land development - LIHTC	921,359	870,084	759,924	743,075	705,487
Multi-family	282,541	280,418	229,370	236,043	218,807
Multi-family - LIHTC	874,439	820,376	740,500	727,760	714,311
Direct financing leases	34,401	32,937	35,373	31,889	33,503
1-4 family real estate	529,179	524,629	521,691	499,529	486,547
1-4 family real estate - LIHTC	10,752	10,776	10,800	-	961
Consumer	127,615	121,717	116,522	110,421	107,552
Total loans/leases	$6,606,307	$6,379,320	$6,190,022	$6,138,871	$6,008,610
Less allowance for credit losses	87,669	85,797	86,573	87,706	90,489
Net loans/leases	$6,518,638	$6,293,523	$6,103,449	$6,051,165	$5,918,121

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$16,002	$18,942	$19,320	$16,981	$20,527
Municipal securities	764,017	743,608	731,689	779,450	724,204
Residential mortgage-backed and related securities	57,946	60,958	63,104	66,215	68,844
Asset backed securities	16,326	17,393	17,967	18,728	19,630
Other securities	43,272	43,156	46,535	46,908	46,443
Total securities	$897,563	$884,057	$878,615	$928,282	$879,648
Less allowance for credit losses	1,169	1,169	1,169	180	198
Net securities	$896,394	$882,888	$877,446	$928,102	$879,450

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,027,791	$1,101,605	$1,189,858	$1,262,981	$1,315,555
Interest-bearing demand deposits	4,416,725	4,374,847	4,033,193	3,875,497	3,904,303
Time deposits	788,692	765,801	679,946	744,593	672,133
Brokered deposits	261,644	364,467	598,666	101,146	49,044
Total deposits	$6,494,852	$6,606,720	$6,501,663	$5,984,217	$5,941,035

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$135,000	$135,000	$135,000	$-	$-
Overnight FHLB advances	295,000	-	-	415,000	335,000
Other short-term borrowings	470	1,850	1,100	129,630	85,180
Subordinated notes	232,958	232,852	232,746	232,662	232,743
Junior subordinated debentures	48,698	48,666	48,634	48,602	48,568
Total borrowings	$712,126	$418,368	$417,480	$825,894	$701,491

(1)	Loans with a fair value of $278.0 million, $291.0 million and $139.2 million have been identified for securitization and are included in LHFS at September 30, 2023, June 30, 2023 and March 31, 2023 respectively.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$108,568	$98,377	$94,217	$94,037	$79,267
Interest expense	53,313	45,172	37,407	28,819	18,498
Net interest income	55,255	53,205	56,810	65,218	60,769
Provision for credit losses	3,806	3,606	3,928	-	-
Net interest income after provision for credit losses	$51,449	$49,599	$52,882	$65,218	$60,769

Trust fees	$2,863	$2,844	$2,906	$2,644	$2,537
Investment advisory and management fees	947	986	879	918	921
Deposit service fees	2,107	2,034	2,028	2,142	2,214
Gains on sales of residential real estate loans, net	476	500	312	468	641
Gains on sales of government guaranteed portions of loans, net	-	-	30	50	50
Capital markets revenue	15,596	22,490	17,023	11,338	10,545
Securities gains (losses), net	-	12	(463)	-	-
Earnings on bank-owned life insurance	1,807	838	707	755	605
Debit card fees	1,584	1,589	1,466	1,500	1,453
Correspondent banking fees	450	356	391	257	189
Loan related fee income	800	770	651	614	652
Fair value gain (loss) on derivatives	(336)	83	(427)	(267)	904
Other	299	18	339	800	384
Total noninterest income	$26,593	$32,520	$25,842	$21,219	$21,095

Salaries and employee benefits	$32,098	$31,459	$32,003	$32,594	$29,175
Occupancy and equipment expense	6,228	6,100	5,914	6,027	6,033
Professional and data processing fees	4,456	4,078	3,514	3,769	4,477
Acquisition costs	-	-	-	(424)	315
Post-acquisition compensation, transition and integration costs	-	-	207	668	62
FDIC insurance, other insurance and regulatory fees	1,721	1,927	1,374	1,605	1,497
Loan/lease expense	826	652	556	411	390
Net cost of (income from) and gains/losses on operations of other real estate	3	-	(67)	(117)	19
Advertising and marketing	1,429	1,735	1,237	1,562	1,437
Communication and data connectivity	478	471	665	587	639
Supplies	335	281	305	337	289
Bank service charges	605	621	605	563	568
Correspondent banking expense	232	221	210	210	218
Intangibles amortization	691	765	766	787	787
Payment card processing	733	542	545	599	477
Trust expense	432	337	214	166	227
Other	814	538	737	353	1,136
Total noninterest expense	$51,081	$49,727	$48,785	$49,697	$47,746

Net income before income taxes	$26,961	$32,392	$29,939	$36,740	$34,118
Federal and state income tax expense	1,840	3,967	2,782	5,834	4,824
Net income	$25,121	$28,425	$27,157	$30,906	$29,294

Basic EPS	$1.50	$1.70	$1.62	$1.83	$1.73
Diluted EPS	$1.49	$1.69	$1.60	$1.81	$1.71

Weighted average common shares outstanding	16,717,303	16,701,950	16,776,289	16,855,973	16,900,968
Weighted average common and common equivalent shares outstanding	16,847,951	16,799,527	16,942,132	17,047,976	17,110,691

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2023	2022

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$301,162	$198,534
Interest expense	135,892	32,632
Net interest income	165,270	165,902
Provision for credit losses (1)	11,340	8,284
Net interest income after provision for credit losses	$153,930	$157,618

Trust fees	$8,613	$7,997
Investment advisory and management fees	2,812	2,940
Deposit service fees	6,169	5,992
Gains on sales of residential real estate loans, net	1,288	1,943
Gains on sales of government guaranteed portions of loans, net	30	69
Capital markets revenue	55,109	29,971
Securities losses, net	(451)	-
Earnings on bank-owned life insurance	3,352	1,301
Debit card fees	4,639	3,959
Correspondent banking fees	1,197	710
Loan related fee income	2,221	1,814
Fair value gain (loss) on derivatives	(680)	2,242
Other	656	572
Total noninterest income	$84,955	$59,510

Salaries and employee benefits	$95,560	$82,774
Occupancy and equipment expense	18,242	15,948
Professional and data processing fees	12,048	12,513
Acquisition costs	-	4,139
Post-acquisition compensation, transition and integration costs	207	4,858
FDIC insurance, other insurance and regulatory fees	5,022	4,201
Loan/lease expense	2,034	1,418
Net cost of (income from) and gains/losses on operations of other real estate	(64)	77
Advertising and marketing	4,401	3,396
Communication and data connectivity	1,614	1,626
Supplies	921	772
Bank service charges	1,831	1,719
Correspondent banking expense	663	630
Intangibles amortization	2,222	2,067
Payment card processing	1,820	1,365
Trust expense	983	609
Other	2,089	2,207
Total noninterest expense	$149,593	$140,319

Net income before income taxes	$89,292	$76,809
Federal and state income tax expense	8,589	8,649
Net income	$80,703	$68,160

Basic EPS	$4.82	$4.25
Diluted EPS	$4.79	$4.20

Weighted average common shares outstanding	16,731,847	16,030,371
Weighted average common and common equivalent shares outstanding	16,863,203	16,243,921

(1)	Provision for credit losses for the nine months ended September 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

As of and for the Quarter Ended	For the Nine Months Ended
September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
2023	2023	2023	2022	2022	2023	2022

(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,731,646	16,713,853	16,713,775	16,795,942	16,885,485
Book value per common share (1)	$49.51	$49.22	$47.95	$46.01	$43.65
Tangible book value per common share (Non-GAAP) (2)	$40.33	$39.99	$38.71	$36.82	$34.46
Closing stock price	$48.52	$41.03	$43.91	$49.64	$50.94
Market capitalization	$811,819	$685,769	$733,902	$833,751	$860,147
Market price / book value	98.00%	83.36%	91.57%	107.90%	116.70%
Market price / tangible book value	120.30%	102.59%	113.43%	134.83%	147.81%
Earnings per common share (basic) LTM (3)	$6.66	$6.89	$6.06	$5.95	$5.86
Price earnings ratio LTM (3)	7.29	x	5.96	x	7.24	x	8.35	x	8.70	x
TCE / TA (Non-GAAP) (4)	8.05%	8.28%	8.21%	7.93%	7.68%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$822,689	$801,494	$772,724	$737,072	$743,138
Net income	25,121	28,425	27,157	30,906	29,294
Other comprehensive income (loss), net of tax	(19,415)	(6,336)	9,325	9,959	(24,783)
Common stock cash dividends declared	(1,003)	(1,003)	(1,010)	(1,013)	(1,012)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	-	(967)	(7,719)	(5,037)	(10,485)
Other (5)	991	1,076	1,017	837	920
Ending balance	$828,383	$822,689	$801,494	$772,724	$737,072

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.40%	14.69%	14.68%	14.28%	14.38%
Tier 1 risk-based capital ratio	10.25%	10.38%	10.27%	9.95%	9.88%
Tier 1 leverage capital ratio	9.92%	10.06%	9.73%	9.61%	9.56%
Common equity tier 1 ratio	9.63%	9.73%	9.60%	9.29%	9.21%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.21%	1.44%	1.37%	1.58%	1.53%	1.34%	1.30%
Return on average total equity (annualized)	11.95%	13.97%	13.67%	16.32%	15.39%	13.23%	12.20%
Net interest margin	2.89%	2.93%	3.18%	3.62%	3.46%	3.00%	3.44%
Net interest margin (TEY) (Non-GAAP)(7)	3.31%	3.29%	3.52%	3.93%	3.71%	3.37%	3.66%
Efficiency ratio (Non-GAAP) (8)	62.41%	58.01%	59.02%	57.50%	58.32%	59.78%	62.25%
Gross loans and leases / total assets	77.36%	77.54%	77.02%	77.23%	77.73%	77.36%	77.73%
Gross loans and leases / total deposits	101.72%	96.56%	95.21%	102.58%	101.14%	101.72%	101.14%
Effective tax rate	6.82%	12.25%	9.29%	15.88%	14.14%	9.62%	11.26%
Full-time equivalent employees (9)	987	1009	969	973	956	987	956

AVERAGE BALANCES
Assets	$8,287,813	$7,924,597	$7,906,830	$7,800,229	$7,652,463	$8,041,141	$7,005,988
Loans/leases	6,476,512	6,219,980	6,165,115	6,043,359	5,916,100	6,288,343	5,456,037
Deposits	6,342,339	6,292,481	6,179,644	6,029,455	5,891,198	6,272,083	5,557,617
Total stockholders' equity	837,734	816,882	794,685	757,419	761,428	816,591	744,869

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2023 and the subsequent decline in the third quarter of 2023 includes 19 summer interns.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$21,526	$284	5.23%	$16,976	$223	5.27%	$16,224	$100	2.45%
Interest-bearing deposits at financial institutions	86,807	1,205	5.51%	90,814	1,123	4.96%	54,799	381	2.76%
Investment securities - taxable	344,657	3,788	4.38%	342,991	3,693	4.30%	354,366	3,304	3.71%
Investment securities - nontaxable (1)	600,693	6,974	4.64%	577,494	6,217	4.31%	591,730	6,298	4.26%
Restricted investment securities	43,590	659	5.91%	35,031	506	5.71%	42,638	674	6.18%
Loans (1)	6,476,512	103,428	6.34%	6,219,980	93,159	6.01%	5,916,100	72,969	4.89%
Total earning assets (1)	$7,573,785	$116,338	6.10%	$7,283,286	$104,921	5.78%	$6,975,857	$83,726	4.76%

Interest-bearing deposits	$4,264,208	$33,563	3.12%	$3,965,592	$27,227	2.75%	$3,862,556	$10,889	1.12%
Time deposits	999,488	10,003	3.97%	1,190,440	11,219	3.78%	593,490	1,681	1.12%
Short-term borrowings	1,514	20	5.28%	1,980	34	6.82%	11,376	84	2.94%
Federal Home Loan Bank advances	425,870	5,724	5.26%	211,593	2,653	4.96%	418,239	2,584	2.42%
Other borrowings	-	-	0.00%	-	-	0.00%	4,239	53	4.93%
Subordinated debentures	232,890	3,307	5.68%	232,782	3,303	5.68%	181,177	2,518	5.56%
Junior subordinated debentures	48,678	695	5.59%	48,647	738	6.00%	48,551	689	5.56%
Total interest-bearing liabilities	$5,972,648	$53,312	3.54%	$5,651,034	$45,174	3.20%	$5,119,628	$18,498	1.43%

Net interest income (1)		$63,026			$59,747			$65,228
Net interest margin (2)			2.89%			2.93%			3.46%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.31%			3.29%			3.71%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.28%			3.28%			3.65%

	For the Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$19,267	$741	5.14%	$8,937	$114	1.70%
Interest-bearing deposits at financial institutions	83,783	3,151	5.03%	63,740	584	1.23%
Investment securities - taxable	340,140	10,847	4.24%	331,222	8,792	3.53%
Investment securities - nontaxable (1)	599,070	19,892	4.43%	558,860	17,494	4.17%
Restricted investment securities	38,817	1,677	5.70%	34,071	1,439	5.57%
Loans (1)	6,288,343	285,136	6.06%	5,456,037	180,896	4.43%
Total earning assets (1)	$7,369,420	$321,444	5.83%	$6,452,867	$209,319	4.33%

Interest-bearing deposits	$4,099,789	$84,565	2.76%	$3,629,735	$17,704	0.65%
Time deposits	1,020,421	27,225	3.57%	508,067	3,527	0.93%
Short-term borrowings	3,588	152	5.66%	4,945	87	2.37%
Federal Home Loan Bank advances	311,740	11,898	5.03%	264,718	3,447	1.72%
Other borrowings	-	-	0.00%	1,429	53	4.90%
Subordinated debentures	232,784	9,922	5.68%	143,104	5,888	5.49%
Junior subordinated debentures	48,646	2,129	5.77%	44,457	1,926	5.71%
Total interest-bearing liabilities	$5,716,968	$135,891	3.17%	$4,596,455	$32,632	0.95%

Net interest income (1)		$185,553			$176,687
Net interest margin (2)			3.00%			3.44%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.37%			3.66%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.34%			3.60%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$85,797	$86,573	$87,706	$90,489	$92,425
Change in ACL for writedown of LHFS to fair value (1)	175	(2,277)	(1,709)	-	-
Credit loss expense	3,260	3,313	2,458	1,013	331
Loans/leases charged off	(1,816)	(1,947)	(2,275)	(3,960)	(2,489)
Recoveries on loans/leases previously charged off	253	135	393	164	222
Ending balance	$87,669	$85,797	$86,573	$87,706	$90,489

NONPERFORMING ASSETS
Nonaccrual loans/leases	$34,568	$26,062	$22,947	$8,765	$17,511
Accruing loans/leases past due 90 days or more	-	83	15	5	3
Total nonperforming loans/leases	34,568	26,145	22,962	8,770	17,514
Other real estate owned	120	-	61	133	177
Other repossessed assets	-	-	-	-	340
Total nonperforming assets	$34,688	$26,145	$23,023	$8,903	$18,031

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.41%	0.32%	0.29%	0.11%	0.23%
ACL for loans and leases / total loans/leases held for investment	1.39%	1.41%	1.43%	1.43%	1.51%
ACL for loans and leases / nonperforming loans/leases	253.61%	328.16%	377.03%	1000.07%	516.67%
Net charge-offs as a % of average loans/leases	0.02%	0.03%	0.03%	0.06%	0.04%

INTERNALLY ASSIGNED RISK RATING (2)
Special mention (rating 6)	$127,202	$116,910	$125,048	$98,333	$63,973
Substandard (rating 7)/Classifed loans (3)	69,369	63,956	70,866	66,021	77,317
Doubtful (rating 8)/Classifed loans (3)	-	-	-	-	-
Criticized loans (4)	$196,571	$180,866	$195,914	$164,354	$141,290

Classified loans as a % of total loans/leases	1.05%	1.00%	1.14%	1.08%	1.29%
Criticized loans as a % of total loans/leases	2.98%	2.84%	3.16%	2.68%	2.35%

(1)	Certain loans were identified for securitization and transferred from loans to LHFS. The fair value of the loans was less than its carrying value at the date of transfer, resulting in a charge to the loan ACL.
(2)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(3)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.
(4)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2023	2023	2022	2023	2022

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,433,084	$2,611,832	$2,218,166
m2 Equipment Finance, LLC	336,180	322,838	298,640
Cedar Rapids Bank and Trust	2,442,263	2,389,623	2,108,614
Community State Bank	1,417,250	1,332,966	1,270,426
Guaranty Bank	2,242,638	2,179,844	2,107,407

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,973,989	$2,166,249	$1,741,472
Cedar Rapids Bank and Trust	1,722,905	1,791,861	1,627,202
Community State Bank	1,132,724	1,073,907	1,036,998
Guaranty Bank	1,722,861	1,653,299	1,632,107

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,005,770	$1,925,162	$1,806,776
m2 Equipment Finance, LLC	341,041	328,479	300,753
Cedar Rapids Bank and Trust	1,750,986	1,728,280	1,579,437
Community State Bank	1,098,479	1,025,844	973,083
Guaranty Bank	1,751,072	1,700,034	1,649,313

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	102%	89%	104%
Cedar Rapids Bank and Trust	102%	96%	97%
Community State Bank	97%	96%	94%
Guaranty Bank	102%	103%	101%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	82%	74%	81%
Cedar Rapids Bank and Trust	72%	72%	75%
Community State Bank	78%	77%	77%
Guaranty Bank	78%	78%	78%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.43%	1.44%	1.59%
m2 Equipment Finance, LLC	3.52%	3.46%	3.13%
Cedar Rapids Bank and Trust	1.40%	1.41%	1.54%
Community State Bank	1.22%	1.27%	1.45%
Guaranty Bank	1.20%	1.22%	1.42%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	0.97%	0.82%	1.41%	1.00%	1.61%
Cedar Rapids Bank and Trust	2.28%	3.52%	2.83%	2.95%	2.60%
Community State Bank	1.38%	1.42%	1.31%	1.43%	1.28%
Guaranty Bank (6)	1.23%	0.97%	1.76%	1.07%	1.06%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.37%	3.28%	3.65%	3.36%	3.63%
Cedar Rapids Bank and Trust	3.78%	3.69%	4.02%	3.83%	3.77%
Community State Bank (3)	3.88%	3.90%	3.69%	3.92%	3.66%
Guaranty Bank (4)	3.06%	3.10%	4.10%	3.22%	4.01%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$-	$5	$(8)	$60
Community State Bank	(1)	(1)	62	$69	123
Guaranty Bank	572	168	1,047	$1,537	2,814
QCR Holdings, Inc. (5)	(32)	(33)	(34)	$(97)	(104)

(1)	Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% federal tax rate.
(3)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.88% for the quarter ended September 30, 2023, 3.90% for the quarter ended June 30, 2023 and 3.72% for the quarter ended September 30, 2022.
(4)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.97% for the quarter ended September 30, 2023, 3.11% for the quarter ended June 30, 2023 and 3.91% for the quarter ended September 30, 2022.
(5)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.
(6)	Adjusted ROAA excluding non-core adjustments for the Guaranty Bank acquisition (non-GAAP) would have been 1.84% for the nine months ended September 30, 2022.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2023	2023	2023	2022	2022

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$828,383	$822,689	$801,494	$772,724	$737,072
Less: Intangible assets	153,564	154,255	154,467	154,366	155,153
Tangible common equity (non-GAAP)	$674,819	$668,434	$647,027	$618,358	$581,919

Total assets (GAAP)	$8,540,057	$8,226,673	$8,036,904	$7,948,837	$7,730,049
Less: Intangible assets	153,564	154,255	154,467	154,366	155,153
Tangible assets (non-GAAP)	$8,386,493	$8,072,418	$7,882,437	$7,794,471	$7,574,896

Tangible common equity to tangible assets ratio (non-GAAP)	8.05%	8.28%	8.21%	7.93%	7.68%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ADJUSTED NET INCOME (1)	2023	2023	2023	2022	2022	2023	2022

	(dollars in thousands, except per share data)
Net income (GAAP)	$25,121	$28,425	$27,157	$30,906	$29,294	$80,703	$68,160

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	9	(366)	-	-	(356)	-
Fair value gain (loss) on derivatives, net	(265)	66	(337)	(211)	714	(537)	1,771
Total non-core income (non-GAAP)	$(265)	$75	$(703)	$(211)	$714	$(893)	$1,771

Expense:
Acquisition costs (2)	-	-	-	(517)	321	-	3,715
Post-acquisition compensation, transition and integration costs	-	-	164	529	48	164	3,837
Separation agreement	-	-	-	-	-	-	-
CECL Day 2 provision for credit losses on acquired non-PCD loans (3)	-	-	-	-	-	-	8,651
CECL Day 2 provision for credit losses provision on acquired OBS exposure (3)	-	-	-	-	-	-	1,140
Total non-core expense (non-GAAP)	$-	$-	$164	$12	$369	$164	$17,343

Adjusted net income (non-GAAP) (1)	$25,386	$28,350	$28,024	$31,129	$28,949	$81,760	$83,732

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$25,386	$28,350	$28,024	$31,129	$28,949	$81,760	$83,732

Weighted average common shares outstanding	16,717,303	16,701,950	16,776,289	16,855,973	16,900,968	16,731,847	16,030,371
Weighted average common and common equivalent shares outstanding	16,847,951	16,799,527	16,942,132	17,047,976	17,110,691	16,863,203	16,243,921

Adjusted earnings per common share (non-GAAP):
Basic	$1.52	$1.70	$1.67	$1.85	$1.71	$4.89	$5.22
Diluted	$1.51	$1.69	$1.65	$1.83	$1.69	$4.85	$5.15

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$25,386	$28,350	$28,024	$31,129	$28,949	$81,760	$83,732

Average Assets	$8,287,813	$7,924,597	$7,906,830	$7,800,229	$7,652,463	$8,041,141	$7,005,988

Adjusted return on average assets (annualized) (non-GAAP)	1.23%	1.43%	1.42%	1.60%	1.51%	1.36%	1.59%
Adjusted return on average equity (annualized) (non-GAAP)	12.12%	13.88%	14.11%	16.44%	15.21%	13.35%	14.99%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$55,255	$53,205	$56,810	$65,218	$60,769	$165,270	$165,902
Plus: Tax equivalent adjustment (5)	7,771	6,542	6,057	5,554	4,459	20,283	10,785
Net interest income - tax equivalent (Non-GAAP)	$63,026	$59,747	$62,867	$70,772	$65,228	$185,553	$176,687
Less: Acquisition accounting net accretion	539	134	828	5,688	1,080	1,501	2,893
Adjusted net interest income	$62,487	$59,613	$62,039	$65,084	$64,148	$184,052	$173,794

Average earning assets	$7,573,785	$7,283,286	$7,247,605	$7,148,578	$6,975,857	$7,369,420	$6,452,867

Net interest margin (GAAP)	2.89%	2.93%	3.18%	3.62%	3.46%	3.00%	3.44%
Net interest margin (TEY) (Non-GAAP)	3.31%	3.29%	3.52%	3.93%	3.71%	3.37%	3.66%
Adjusted net interest margin (TEY) (Non-GAAP)	3.28%	3.28%	3.47%	3.61%	3.65%	3.34%	3.60%

EFFICIENCY RATIO (6)

Noninterest expense (GAAP)	$51,081	$49,727	$48,785	$49,697	$47,746	$149,593	$140,319

Net interest income (GAAP)	$55,255	$53,205	$56,810	$65,218	$60,769	$165,270	$165,902
Noninterest income (GAAP)	26,593	32,520	25,842	21,219	21,095	84,955	59,510
Total income	$81,848	$85,725	$82,652	$86,437	$81,864	$250,225	$225,412

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	62.41%	58.01%	59.02%	57.50%	58.32%	59.78%	62.25%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of acquisition costs which have an estimated effective federal tax rate of 13.62%.
(3)	The CECL Day 2 provision for credit losses on acquired non-PCD loans and OBS exposures resulted from the Guaranty Bank acquisition on April 1, 2022.
(4)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(5)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(6)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.